                                Exhibit 12.01



             NORTHERN STATES POWER COMPANY AND SUBSIDIARY COMPANIES
                           STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)

                                                  12-mos Ended    Year-end       Year-end      Year-end      Year-end      Year-end
Earnings                                            3/31/99         1998           1997          1996          1995          1994
                                                    -------         ----           ----          ----          ----          ----
      Net income                                  $ 277,576       $282,373       $237,320      $274,539      $275,795      $243,475
Add
     Taxes based on income (1)
        Federal income taxes                        114,767        112,003        105,733       153,515       142,492       112,611
        State income taxes                           23,417         26,005         23,008        40,635        34,988        35,746
        Deferred income taxes-net                      (365)        (1,017)        (5,902)      (30,561)      (11,076)       (6,100)
        Tax credits - net                           (34,397)       (34,554)       (26,365)      (17,395)      (14,409)      (13,049)
        Foreign income taxes                          4,192          2,358            236           616           233           219
     Fixed charges                                  186,489        185,794        169,377       141,961       133,328       115,083
Deduct
     Undistributed equity in earnings of
        unconsolidated affiliates (2)                 8,760         22,754          5,364        25,976        41,870        23,588
                                                   --------       --------       --------      --------      --------      --------
             Earnings                              $562,919       $550,208       $498,043      $537,334      $519,481      $464,397
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------

Fixed charges:
     Interest charges, excluding AFC - debt,
         per statement of income                    170,739        170,044        154,940       141,961       133,328       115,083
      Distributions on redeemable preferred
           securities of subsidiary trust            15,750         15,750         14,437             -             -             -
                                                   --------       --------       --------      --------      --------      --------
             Total fixed charges                   $186,489       $185,794       $169,377      $141,961      $133,328      $115,083
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------

Ratio of earnings to fixed
     charges                                            3.0            3.0            2.9           3.8           3.9           4.0
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------

(1) Includes income taxes included in Other Income (Expense).
(2) Includes losses of unconsolidated affiliates accounted for under the equity method.

                                  Exhibit 12.01



                               NEW NSP UTILITY SUB
                      PRO FORMA STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Thousands of dollars)

                                                  12-mos Ended    Year-end       Year-end      Year-end      Year-end      Year-end
Earnings                                            3/31/99         1998           1997          1996          1995          1994
                                                    -------         ----           ----          ----          ----          ----
      Net Income                                   $208,171       $209,136       $181,732      $217,833      $202,860      $173,022
Add:
     Taxes based on income                          119,289        118,967        127,397       132,653       122,584       108,421
     Fixed charges                                  111,336        109,921        115,295       102,207       102,108        87,164

Deduct:
     Undistributed equity in earnings of
     unconsolidated affiliates                            0              0              0             0             0             0
                                                   --------       --------       --------      --------      --------      --------
         Earnings                                   438,796        438,024        424,424       452,693       427,552       368,607
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------
Fixed charges:
     Interest charges, excluding AFC - debt         111,336        109,921        115,295       102,207       102,108        87,164
      Distributions on redeemable preferred
      subsidiary trust                                    0              0              0             0             0             0
                                                   --------       --------       --------      --------      --------      --------
         Total fixed charges                       $111,336       $109,921       $115,295      $102,207      $102,108       $87,164
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------


Ratio of earnings to fixed charges                      3.9            4.0            3.7           4.4           4.2           4.2
                                                   --------       --------       --------      --------      --------      --------
                                                   --------       --------       --------      --------      --------      --------